NEWS RELEASE	Exhibit 99.1
Date:	April 11, 2017
Release Time:	6:00 a.m. (CT)
Media Contact:	Susan Blair (501) 978-2217
Investor Contact:	Tim Hicks (501) 978-2336

Bank of the Ozarks, Inc. Announces Record

First Quarter 2017 Earnings

LITTLE ROCK, ARKANSAS:  Bank of the Ozarks, Inc. (NASDAQ: OZRK) today announced that net income for the first quarter of 2017 was a record $89.2 million, a 72.6% increase from $51.7 million for the first quarter of 2016.  Diluted earnings per common share for the first quarter of 2017 were a record $0.73, a 28.1% increase from $0.57 for the first quarter of 2016.

The Company’s annualized returns on average assets, average common stockholders’ equity and average tangible common stockholders’ equity for the first quarter of 2017 were 1.93%, 12.80% and 17.17%, respectively, compared to 1.98%, 14.00% and 15.59%, respectively, for the first quarter of 2016. The calculation of the Company’s return on average tangible common stockholders’ equity and the reconciliation to generally accepted accounting principles (“GAAP”) are included in the schedules accompanying this release.

George Gleason, Chairman and Chief Executive Officer, stated, “We are very pleased to report our excellent results for the first quarter of 2017, including quarterly records in net income, diluted earnings per common share and trust income, $612 million growth in the funded balance of non-purchased loans and leases, $1.19 billion growth in the unfunded balance of non-purchased loans and leases, a 4.88% net interest margin, a 35.0% efficiency ratio and excellent asset quality.”

KEY BALANCE SHEET METRICS

Total loans and leases, including purchased loans, were $14.80 billion at March 31, 2017, a 59.6% increase from $9.27 billion at March 31, 2016.  Non-purchased loans and leases were $10.22 billion at March 31, 2017, a 34.6% increase from $7.59 billion at March 31, 2016.  Purchased loans were $4.58 billion at March 31, 2017, a 172.9% increase from $1.68 billion at March 31, 2016, but a 7.6% decrease from $4.96 billion at December 31, 2016.  The unfunded balance of closed loans totaled $11.26 billion at March 31, 2017, a 76.4% increase from $6.38 billion at March 31, 2016 and an 11.8% increase from $10.07 billion at December 31, 2016.

Deposits were $15.71 billion at March 31, 2017, a 63.2% increase from $9.63 billion at March 31, 2016.  Total assets were $19.16 billion at March 31, 2017, a 67.7% increase from $11.43 billion at March 31, 2016.

Common stockholders’ equity was $2.87 billion at March 31, 2017, a 90.5% increase from $1.51 billion at March 31, 2016.  Tangible common stockholders’ equity was $2.15 billion at March 31, 2017, a 58.8% increase from $1.36 billion at March 31, 2016.  Book value per common share was $23.63 at March 31, 2017, a 42.2% increase from $16.62 at March 31, 2016.  Tangible book value per common share was $17.72 at March 31, 2017, an 18.4% increase from $14.96 at March 31, 2016.  The calculations of the Company’s tangible common stockholders’ equity and tangible book value per common share and the reconciliations to GAAP are included in the schedules accompanying this release.

The Company’s ratio of common stockholders’ equity to total assets was 15.00% at March 31, 2017 compared to 13.20% at March 31, 2016.  Its ratio of tangible common stockholders’ equity to total tangible assets was 11.69% at March 31, 2017 compared to 12.04% at March 31, 2016. The calculation of the Company’s ratio of total tangible common stockholders’ equity to total tangible assets and the reconciliation to GAAP are included in the schedules accompanying this release.

NET INTEREST INCOME

Net interest income for the first quarter of 2017 was $190.8 million, a 69.5% increase from $112.5 million for the first quarter of 2016, but a 2.1% decrease compared to $194.8 million for the fourth quarter of 2016.  Net interest margin, on a fully taxable equivalent (“FTE”) basis, was 4.88% for the first quarter of 2017, a decrease of four basis points from 4.92% for the first quarter of 2016. Average earning assets were $16.14 billion for the first quarter of 2017, a 72.5% increase from $9.36 billion for the first quarter of 2016.

NON-INTEREST INCOME

Non-interest income for the first quarter of 2017 increased 46.3% to $29.1 million compared to $19.9 million for the first quarter of 2016, but decreased 4.9% compared to $30.6 million for the fourth quarter of 2016.

NON-INTEREST EXPENSE

Non-interest expense for the first quarter of 2017 increased 64.1% to $78.3 million compared to $47.7 million for the first quarter of 2016, but decreased 0.1% compared to $78.4 million for the fourth quarter of 2016.

The Company’s efficiency ratio (non-interest expense divided by the sum of net interest income FTE and non-interest income) for the first quarter of 2017 was 35.0% compared to 35.5% for the first quarter of 2016.

ASSET QUALITY, CHARGE-OFFS AND ALLOWANCE

Excluding purchased loans, the Company’s ratio of nonperforming loans and leases as a percent of total loans and leases was 0.11% at March 31, 2017 compared to 0.15% at March 31, 2016.

Excluding purchased loans, the Company’s ratio of nonperforming assets as a percent of total assets was 0.25% at March 31, 2017 compared to 0.29% at March 31, 2016.

Excluding purchased loans, the Company’s ratio of loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases was 0.16% at March 31, 2017 compared to 0.23% at March 31, 2016.

The Company’s annualized net charge-off ratio for non-purchased loans and leases was 0.05% for the first quarter of 2017 compared to 0.06% for the first quarter of 2016.  The Company’s annualized net charge-off ratio for all loans and leases was 0.09% for the first quarter of 2017 compared to 0.05% for the first quarter of 2016.

The Company’s allowance for loan and lease losses for its non-purchased loans and leases was $76.6 million, or 0.75% of total non-purchased loans and leases, at March 31, 2017 compared to $60.6 million, or 0.80% of total non-purchased loans and leases, at March 31, 2016 and compared to $74.9 million, or 0.78% of total non-purchased loans and leases, at December 31, 2016. The Company had $1.6 million of allowance for loan and lease losses for its purchased loans at March 31, 2017 compared to $1.2 million at March 31, 2016 and $1.6 million at December 31, 2016.

CONFERENCE CALL AND TRANSCRIPT

Management will conduct a conference call to discuss its quarterly results at 10:00 a.m. CT (11:00 a.m. ET) on April 11, 2017.  Interested parties may listen to this call by dialing 1-844-818-5110 (U.S. and Canada) or 210-229-8841 (internationally) and asking for the Bank of the Ozarks conference call.  A recorded playback of the call will be available for one week following the call at 1-855-859-2056 or 1-800-585-8367 (U.S. and Canada) or 404-537-3406 (internationally).  The passcode for this playback is 87260238.  The call will be available live or in a recorded version on the Company’s website www.bankozarks.com under “Investor Relations.”  The Company will also provide a transcript of the conference call on the Company’s website under Investor Relations.  The transcript will be available for 90 days.

NON-GAAP FINANCIAL MEASURES

This release contains certain non-GAAP financial measures.  The Company’s management uses these non-GAAP financial measures, specifically return on average tangible common stockholders’ equity, tangible book value per common share and the ratio of total tangible common stockholders’ equity to total tangible assets, as important measures of the strength of its capital and its ability to generate earnings on its tangible capital invested by its shareholders. These measures typically adjust GAAP financial measures to exclude intangible assets. Management believes presentation of these non-GAAP financial measures provides useful supplemental information which contributes to a proper understanding of the financial results and capital levels of the Company. These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

FORWARD-LOOKING STATEMENTS

This release and other communications by the Company include certain “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time.  Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to: potential delays or other problems implementing the Company’s growth, expansion and acquisition strategies including delays in identifying sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the ability to enter into and/or close additional acquisitions; problems with, or additional expenses relating to, integrating acquisitions; the inability to realize expected cost savings and/or synergies from acquisitions, including the proposed reorganization; problems with managing acquisitions; the effect of the announcements of any future acquisition on customer relationships and operating results; the ability to consummate the proposed reorganization, including the receipt of shareholder approval and the receipt of required regulatory approvals; the availability and access to capital; possible downgrades in the Company’s credit ratings or outlook which could increase the costs or availability of funding from capital markets; the ability to attract new or retain existing or acquired deposits or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on the Company’s net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements, including additional legal and regulatory requirements to which the Company is subject as a result of its total assets exceeding $10 billion; recently enacted and potential legislation and regulatory actions and the costs and expenses to comply with new legislation and regulatory actions; changes in U.S. government monetary and fiscal policy; possible further downgrade of U.S. Treasury securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or its customers; adoption of new accounting standards or changes in existing standards; and adverse results (including costs, fines, reputational harm and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions as well as other factors identified in this press release or as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those factors included in the disclosures under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2016 or its Quarterly Reports on Form 10-Q. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

GENERAL INFORMATION

Bank of the Ozarks, Inc. shares trade on the NASDAQ Global Select Market under the symbol “OZRK.”  The Company owns a state-chartered subsidiary bank that conducts banking operations through 250 offices in Arkansas, Georgia, Florida, North Carolina, Texas, Alabama, South Carolina, New York and California.  The Company may be contacted at (501) 978-2265 or P. O. Box 8811,

Little Rock, Arkansas 72231-8811.  The Company can be found at www.bankozarks.com and on Facebook, Twitter and LinkedIn.

Bank of the Ozarks, Inc.

Selected Consolidated Financial Data

(Dollars in Thousands, Except Per Share Amounts)

Unaudited

	Quarter Ended March 31,
	2017	2016	% Change
Income statement data:
Net interest income	$190,771	$112,517	69.5%
Provision for loan and lease losses	4,933	2,017	144.6
Non-interest income	29,058	19,865	46.3
Non-interest expense	78,268	47,686	64.1
Net income available to common stockholders	89,188	51,688	72.6
Common stock data:
Net income per share - diluted	$0.73	$0.57	28.1%
Net income per share - basic	0.73	0.57	28.1
Cash dividends per share	0.17	0.15	13.3
Book value per share	23.63	16.62	42.2
Tangible book value per share(1)	17.72	14.96	18.4
Diluted shares outstanding (thousands)	121,816	91,251
End of period shares outstanding (thousands)	121,575	90,714
Balance sheet data at period end:
Assets	$19,158,746	$11,427,419	67.7%
Non-purchased loans and leases	10,216,875	7,591,339	34.6
Purchased loans	4,580,047	1,678,351	172.9
Allowance for loan and lease losses	78,224	61,760	26.7
Foreclosed assets	36,899	22,248	65.9
Investment securities	1,470,568	627,946	134.2
Goodwill	660,789	125,693	425.7
Other intangibles - net of amortization	57,686	25,172	129.2
Deposits	15,713,427	9,626,825	63.2
Repurchase agreements with customers	80,609	65,883	22.4
Other borrowings	42,291	41,933	0.9
Subordinated notes	222,611	—	—
Subordinated debentures	118,380	117,823	0.5
Common stockholders’ equity	2,873,317	1,508,080	90.5
Net unrealized (losses) gains on investment securities AFS included in common stockholders' equity	(18,067)	10,431
Loan and lease (including purchased loans) to deposit ratio	94.17%	96.29%
Selected ratios:
Return on average assets (2)	1.93%	1.98%
Return on average common stockholders’ equity (2)	12.80	14.00
Return on average tangible common stockholders’ equity (1) (2)	17.17	15.59
Average common equity to total average assets	15.08	14.15
Net interest margin – FTE (2)	4.88	4.92
Efficiency ratio	35.03	35.51
Net charge-offs to average non-purchased loans and leases (2) (3)	0.05	0.06
Net charge-offs to average total loans and leases(2)	0.09	0.05
Nonperforming loans and leases to total loans and leases(4)	0.11	0.15
Nonperforming assets to total assets(4)	0.25	0.29
Allowance for loan and lease losses to non-purchased loans and leases(4)	0.75	0.80
Other information:
Non-accrual loans and leases(4)	$11,069	$11,374
Accruing loans and leases - 90 days past due(4)	—	—
Troubled and restructured loans and leases(4)	—	—
Impaired purchased loans	13,869	6,974

(1)Calculations of tangible book value per common share and return on average tangible common stockholders’ equity and the reconciliations to GAAP are included in the schedules accompanying this release.

(2)Ratios for interim periods annualized based on actual days.

(3)Excludes purchased loans and net charge-offs related to such loans.

(4)Excludes purchased loans and any allowance for such loans, except for their inclusion in total assets.

Bank of the Ozarks, Inc.

Supplemental Quarterly Financial Data

(Dollars in Thousands, Except Per Share Amounts)

Unaudited

	6/30/15	9/30/15	12/31/15	3/31/16	6/30/16	9/30/16	12/31/16	3/31/17
Earnings Summary:
Net interest income	$93,756	$96,387	$106,518	$112,517	$119,038	$175,150	$194,800	$190,771
Federal tax (FTE) adjustment	2,552	2,368	2,092	1,911	2,067	2,533	3,254	3,594
Net interest income (FTE)	96,308	98,755	108,610	114,428	121,105	177,683	198,054	194,365
Provision for loan and lease losses	(4,308)	(3,581)	(5,211)	(2,017)	(4,834)	(7,086)	(9,855)	(4,933)
Non-interest income	23,270	22,138	30,540	19,865	22,733	29,231	30,571	29,058
Non-interest expense	(43,724)	(45,428)	(51,646)	(47,686)	(50,928)	(78,781)	(78,358)	(78,268)
Pretax income (FTE)	71,546	71,884	82,293	84,590	88,076	121,047	140,412	140,222
FTE adjustment	(2,552)	(2,368)	(2,092)	(1,911)	(2,067)	(2,533)	(3,254)	(3,594)
Provision for income taxes	(24,190)	(23,385)	(28,740)	(30,984)	(31,514)	(42,470)	(49,312)	(47,417)
Noncontrolling interest	(28)	(3)	(6)	(7)	(21)	(14)	(59)	(23)
Net income available to common stockholders	$44,776	$46,128	$51,455	$51,688	$54,474	$76,030	$87,787	$89,188
Earnings per common share – diluted	$0.51	$0.52	$0.57	$0.57	$0.60	$0.66	$0.72	$0.73
Non-interest Income:
Service charges on deposit accounts	$7,088	$7,425	$7,558	$7,657	$8,119	$10,926	$11,759	$11,301
Mortgage lending income	1,772	1,825	1,713	1,284	2,057	2,616	2,097	1,574
Trust income	1,463	1,500	1,508	1,507	1,574	1,564	1,623	1,631
BOLI income	1,785	2,264	2,412	2,861	2,745	4,638	4,564	4,464
Other income from purchased loans	6,971	5,456	4,790	3,052	4,599	4,635	4,993	3,737
Net gains on investment securities	85	—	2,863	—	—	—	4	—
Gains on sales of other assets	2,557	1,905	7,463	1,027	998	594	1,537	1,619
Other	1,549	1,763	2,233	2,477	2,641	4,258	3,994	4,732
Total non-interest income	$23,270	$22,138	$30,540	$19,865	$22,733	$29,231	$30,571	$29,058
Non-interest Expense:
Salaries and employee benefits	$22,646	$21,207	$21,504	$23,362	$24,921	$38,069	$36,481	$38,554
Net occupancy expense	7,344	8,076	8,537	8,531	8,388	11,669	13,936	13,192
Other operating expenses	12,094	14,448	19,879	14,067	16,062	26,447	24,783	23,377
Amortization of intangibles	1,640	1,697	1,726	1,726	1,557	2,596	3,158	3,145
Total non-interest expense	$43,724	$45,428	$51,646	$47,686	$50,928	$78,781	$78,358	$78,268
Allowance for Loan and Lease Losses:
Balance at beginning of period	$54,147	$56,749	$59,017	$60,854	$61,760	$65,133	$69,760	$76,541
Net charge-offs	(1,706)	(1,313)	(3,374)	(1,111)	(1,461)	(2,459)	(3,074)	(3,250)
Provision for loan and lease losses	4,308	3,581	5,211	2,017	4,834	7,086	9,855	4,933
Balance at end of period	$56,749	$59,017	$60,854	$61,760	$65,133	$69,760	$76,541	$78,224
Selected Ratios:
Net interest margin – FTE (1)	5.37%	5.07%	4.98%	4.92%	4.82%	4.90%	5.02%	4.88%
Efficiency ratio	36.56	37.58	37.12	35.51	35.41	38.07	34.27	35.03
Net charge-offs to average non-purchased loans and leases (1) (2)	0.12	0.05	0.22	0.06	0.05	0.06	0.08	0.05
Net charge-offs to average total loans and leases (1)	0.11	0.08	0.17	0.05	0.06	0.07	0.09	0.09
Nonperforming loans and leases to total loans and leases (3)	0.34	0.26	0.20	0.15	0.09	0.08	0.15	0.11
Nonperforming assets to total assets (3)	0.49	0.41	0.37	0.29	0.25	0.28	0.31	0.25
Allowance for loan and lease losses to total non-purchased loans and leases (3)	1.19	1.08	0.91	0.80	0.78	0.78	0.78	0.75
Loans and leases past due 30 days or more, including past due non-accrual loans and leases, to total loans and leases (3)	0.50	0.41	0.28	0.23	0.22	0.17	0.16	0.16

(1)Ratios for interim periods annualized based on actual days.

(2)Excludes purchased loans and net charge-offs related to such loans.

(3)Excludes purchased loans and any allowance for such loans, except for their inclusion in total assets.

Bank of the Ozarks, Inc.

Average Consolidated Balance Sheets and Net Interest Analysis – FTE

Unaudited

	Quarter Ended March 31,
	2017			2016
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
	(Dollars in thousands)
ASSETS
Earning assets:
Interest earning deposits and federal funds sold	$41,806	$20	0.19%	$2,987	$6	0.77%
Investment securities:
Taxable	663,153	3,816	2.33	264,098	2,270	3.46
Tax-exempt – FTE	803,589	10,019	5.06	338,780	5,281	6.27
Non-purchased loans and leases – FTE	9,827,717	127,515	5.26	7,009,068	87,072	5.00
Purchased loans	4,807,080	75,993	6.41	1,740,827	29,023	6.71
Total earning assets – FTE	16,143,345	217,363	5.46	9,355,760	123,652	5.32
Non-interest earning assets	2,603,381			1,136,947
Total assets	$18,746,726			$10,492,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Savings and interest bearing transaction	$7,862,653	$8,458	0.44%	$4,595,405	$3,718	0.33%
Time deposits of $100,000 or more	3,241,587	7,132	0.89	1,622,703	2,947	0.73
Other time deposits	1,699,858	2,787	0.66	987,231	1,185	0.48
Total interest bearing deposits	12,804,098	18,377	0.58	7,205,339	7,850	0.44
Repurchase agreements with customers	79,884	30	0.15	68,301	19	0.11
Other borrowings	42,137	222	2.14	51,053	302	2.38
Subordinated notes	222,561	3,188	5.81	—	—	—
Subordinated debentures	118,300	1,181	4.05	117,749	1,053	3.60
Total interest bearing liabilities	13,266,980	22,998	0.70	7,442,442	9,224	0.50
Non-interest bearing liabilities:
Non-interest bearing deposits	2,574,540			1,508,829
Other non-interest bearing liabilities	75,107			53,615
Total liabilities	15,916,627			9,004,886
Common stockholders’ equity	2,826,832			1,484,657
Noncontrolling interest	3,267			3,164
Total liabilities and stockholders’ equity	$18,746,726			$10,492,707
Net interest income – FTE		$194,365			$114,428
Net interest margin – FTE			4.88%			4.92%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Bank of the Ozarks, Inc.

Calculation of Average Tangible Common

Stockholders’ Equity and the Return on

Average Tangible Common Stockholders’ Equity

Unaudited

	Quarter Ended
	March 31,
	2017	2016
	(Dollars in thousands)
Net income available to common stockholders	$89,188	$51,688
Average common stockholders’ equity before noncontrolling interest	$2,826,832	$1,484,657
Less average intangible assets:
Goodwill	(660,151)	(125,448)
Core deposit and other intangibles, net of accumulated amortization	(59,596)	(26,164)
Total average intangibles	(719,747)	(151,612)
Average tangible common stockholders’ equity	$2,107,085	$1,333,045
Return on average common stockholders’ equity(1)	12.80%	14.00%
Return on average tangible common stockholders’ equity(1)	17.17%	15.59%

(1)Ratios for interim periods annualized based on actual days.

Bank of the Ozarks, Inc.

Calculation of Total Tangible Common

Stockholders’ Equity and Tangible

Book Value per Common Share

Unaudited

	March 31,
	2017	2016
	(In thousands, except per share amounts)
Total common stockholders’ equity before noncontrolling interest	$2,873,317	$1,508,080
Less intangible assets:
Goodwill	(660,789)	(125,693)
Core deposit and other intangibles, net of accumulated amortization	(57,686)	(25,172)
Total intangibles	(718,475)	(150,865)
Total tangible common stockholders’ equity	$2,154,842	$1,357,215
Shares of common stock outstanding	121,575	90,714
Book value per common share	$23.63	$16.62
Tangible book value per common share	$17.72	$14.96

Bank of the Ozarks, Inc.

Calculation of Total Tangible Common Stockholders’

Equity and the Ratio of Total Tangible Common

Stockholders’ Equity to Total Tangible Assets

Unaudited

	March 31,
	2017	2016
	(Dollars in thousands)
Total common stockholders’ equity before noncontrolling interest	$2,873,317	$1,508,080
Less intangible assets:
Goodwill	(660,789)	(125,693)
Core deposit and other intangibles, net of accumulated amortization	(57,686)	(25,172)
Total intangibles	(718,475)	(150,865)
Total tangible common stockholders’ equity	$2,154,842	$1,357,215
Total assets	$19,158,746	$11,427,419
Less intangible assets:
Goodwill	(660,789)	(125,693)
Core deposit and other intangibles, net of accumulated amortization	(57,686)	(25,172)
Total intangibles	(718,475)	(150,865)
Total tangible assets	$18,440,271	$11,276,554
Ratio of total common stockholders’ equity to total assets	15.00%	13.20%
Ratio of total tangible common stockholders’ equity to total tangible assets	11.69%	12.04%